TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

2B39600F8D

CERTIFICATE OF CHANGE OF NAME
(Section 21)

The REGISTRAR OF CORPORATE AFFAIRS of the British Virgin Islands HEREBY CERTIFIES that, pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of a change of name having been complied with

Tianli Agritech, Inc.

BVI COMPANY NUMBER **1555514**

which was incorporated in the British Virgin Islands under the BVI Business Companies Act, 2004, on the 9th day of November, 2009 has changed its name to

Aoxin Tianli Group, Inc.

this 18th day of July, 2014.

REGISTRAR OF CORPORATE AFFAIRS · FSC · BVI FINANCIAL SERVICES COMMISSION

for **REGISTRAR OF CORPORATE AFFAIRS**
18th day of July, 2014